Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

SEATTLE — February 9, 2022 - RealNetworks, Inc. (Nasdaq: RNWK), an emerging leader in AI-based software and solutions, today announced its financial results* for the fourth quarter and year ended December 31, 2021.

•2021 revenue of $58.2 million, net loss attributable to RealNetworks of $(21.2) million and Adjusted EBITDA loss of $(13.8) million
•Continued revenue growth in 2021 for the Company's AI-based businesses with 44% growth in SAFR™ and 14% growth in KONTXT
•Strong balance sheet with unrestricted cash and cash equivalents of $27.1 million and no debt as of December 31, 2021

Management Commentary
“In 2021, we continued our strategic transformation to an AI/Machine Learning based company and grew SAFR by 44 percent and KONTXT by 14 percent. At the same time, our overall financial performance did not meet our expectations. We have moved to align our AI products and investments with the biggest growth opportunities in front of us," said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks.

"Additionally, we brought in an outstanding new leader for our Games business who has hit the ground running. We believe that GameHouse will drive meaningful growth in 2023 and beyond.”

Glaser concluded: “Putting it all together, we expect that the growth of our AI initiatives will accelerate in 2022, and that our Games business will do so in 2023. As a result, we believe our company will achieve double digit revenue growth in 2022, excluding Games."

Full Year 2021 Financial Results from Continuing Operations
•2021 Revenue was $58.2 million, compared to $68.1 million in the prior year.
•Revenue from our key growth initiatives, SAFR and KONTXT, increased 44% and 14%, respectively, compared to the prior year. Collectively, SAFR and KONTXT represented 34% of total Mobile Services revenue in 2021.
•2021 net loss from continuing operations attributable to RealNetworks was $(21.2) million, or $(0.48) per diluted share, compared to a net loss of $(4.8) million, or $(0.13) per diluted share, in the prior year.
•2021 Adjusted EBITDA was a loss of $(13.8) million compared to Adjusted EBITDA loss of $(8.6) million in the prior year.
•At December 31, 2021, the Company had $27.1 million in unrestricted cash and cash equivalents, compared to $23.9 million at December 31, 2020.

Fourth Quarter 2021 Financial Results from Continuing Operations
•Revenue was $13.4 million, compared to $14.3 million in the prior quarter and $17.6 million in the prior year period.
•Net loss from continuing operations attributable to RealNetworks was $(1.8) million, or $(0.04) per diluted share, compared to a net loss of $(7.7) million, or $(0.16) per diluted share, in the prior quarter and net income of $6.1 million, or $0.16 per diluted share, in the prior year period.
•Adjusted EBITDA was a loss of $(3.7) million compared to Adjusted EBITDA loss of $(2.7) million in the prior quarter and Adjusted EBITDA loss of $(0.9) million in the prior year period.

Business Outlook
For the first quarter ending March 31, 2022, RealNetworks expects to achieve the following results from continuing operations:

•Total revenue is expected to be in the range of $12.0 million to $14.0 million.
•Adjusted EBITDA loss is expected to be in the range of $(5.5) million to $(4.0) million.

Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, February 23, 2022, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number:
13726692.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video; KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis; and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Continuing and Discontinued Operations and Non-GAAP Financial Measures
*This release refers to “continuing” and “discontinued” operations due to the completion of the sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which closed on December 30, 2020. Effective as of the August 25, 2020 announcement date, Napster has been treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non- GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, Scener’s current and future activities, and certain remaining contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward- looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability, and fluctuations in foreign currencies; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2020, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward- looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended December 31,		Year ended December 31,

	2021	2020	2021	2020

	(in thousands, except per share data)

Net revenue	$13,402	$17,601	$58,183	$68,062
Cost of revenue	3,386	4,036	13,756	16,465
Gross profit	10,016	13,565	44,427	51,597

Operating expenses:
Research and development	5,314	5,944	23,132	24,319
Sales and marketing	4,947	5,073	22,520	21,042
General and administrative	4,057	4,068	17,559	17,331
Fair value adjustments to contingent consideration liability	—	(8,400)	(1,040)	(8,600)
Restructuring and other charges	(1,777)	1,432	3,129	2,529

Total operating expenses	12,541	8,117	65,300	56,621

Operating income (loss)	(2,525)	5,448	(20,873)	(5,024)
0
Other income (expenses):
Interest expense	(22)	(8)	(168)	(20)
Interest income	7	7	34	38
Gain on forgiveness of Paycheck Protection Program loan	—	—	2,897	—
Gain (loss) on equity and other investments, net	1,143	201	(4,927)	111
Other income (expense), net	(42)	(227)	2,024	(164)

Total other income (expenses), net	1,086	(27)	(140)	(35)

Net income (loss) from continuing operations before income taxes	(1,439)	5,421	(21,013)	(5,059)
Income tax expense (benefit)	346	(551)	479	55

Net income (loss) from continuing operations	(1,785)	5,972	(21,492)	(5,114)
Net income (loss) from discontinued operations, net of tax	(733)	2,260	(733)	(206)
Net income (loss)	(2,518)	8,232	(22,225)	(5,320)
Net loss attributable to noncontrolling interests of continuing operations	—	(88)	(244)	(284)
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	180	—	(184)
Net income (loss) attributable to RealNetworks	$(2,518)	$8,140	$(21,981)	$(4,852)

Net income (loss) from continuing operations attributable to RealNetworks	$(1,785)	$6,060	$(21,248)	$(4,830)
Net income (loss) from discontinued operations attributable to RealNetworks	(733)	2,080	(733)	(22)
Net income (loss) attributable to RealNetworks	$(2,518)	$8,140	$(21,981)	$(4,852)

Net income (loss) per share attributable to RealNetworks- Basic:
Continuing operations	$(0.04)	$0.16	$(0.48)	$(0.13)
Discontinued operations	(0.01)	0.05	(0.02)	—
Net income (loss) per share attributable to RealNetworks- Basic	$(0.05)	$0.21	$(0.50)	$(0.13)

Net income (loss) per share attributable to RealNetworks- Diluted:
Continuing operations	$(0.04)	$0.16	$(0.48)	$(0.13)
Discontinued operations	(0.01)	0.05	(0.02)	—
Net income (loss) per share attributable to RealNetworks- Diluted	$(0.05)	$0.21	$(0.50)	$(0.13)

Shares used to compute basic net loss per share	47,141	38,345	44,277	38,272
Shares used to compute diluted net loss per share	47,141	38,489	44,277	38,272

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2021	December 31, 2020
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$27,109	$23,940
Trade accounts receivable, net	9,556	10,229
Deferred costs, current portion	49	196
Investments	1,755	9,965
Prepaid expenses and other current assets	3,166	3,480
Total current assets	41,635	47,810

Equipment and software	29,464	30,726
Leasehold improvements	2,750	2,776
Total equipment, software, and leasehold improvements	32,214	33,502
Less accumulated depreciation and amortization	30,744	31,631
Net equipment, software, and leasehold improvements	1,470	1,871

Operating lease assets	3,992	7,937
Restricted cash equivalents	1,630	1,630
Other assets	2,878	4,150
Deferred costs, non-current portion	—	74
Deferred tax assets, net	727	909
Goodwill	16,976	17,375

Total assets	$69,308	$81,756

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,578	$2,750
Accrued and other current liabilities	13,286	17,850
Deferred revenue, current portion	2,614	2,122
Total current liabilities	18,478	22,722

Deferred revenue, non-current portion	183	45
Deferred tax liabilities, net	1,132	1,129
Long-term lease liabilities	2,300	6,837
Long-term debt	—	2,895
Other long-term liabilities	1,142	2,241

Total liabilities	23,235	35,869

Total shareholders' equity	46,073	46,149

Noncontrolling interests	—	(262)

Total equity	46,073	45,887

Total liabilities and equity	$69,308	$81,756

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2021	2020
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(21,492)	$(5,114)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	749	944
Stock-based compensation	4,224	1,420
(Gain) loss on equity and other investments, net	4,927	(111)
Loss on impairment of operating lease assets	2,461	1,055
Gain on release of operating lease liabilities	(3,596)	—
Deferred income taxes, net	201	(191)
Foreign currency (gain) loss	(23)	330
Fair value adjustments to contingent consideration liability	(1,040)	(8,600)
Gain on deconsolidation of subsidiary	(1,961)	—
Gain on forgiveness of Paycheck Protection Program loan	(2,897)	—
Net change in certain operating assets and liabilities	3,406	2,184
Net cash used in operating activities - continuing operations	(15,041)	(8,083)
Net cash used in operating activities - discontinued operations	—	(2,555)
Net cash used in operating activities	(15,041)	(10,638)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(466)	(408)
Deconsolidation of subsidiary, net	(836)	—
Net cash used in investing activities - continuing operations	(1,302)	(408)
Net cash provided by (used in) investing activities - discontinued operations	2,048	(2,160)
Net cash provided by (used in) investing activities	746	(2,568)
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options)	534	—
Proceeds from issuance of preferred stock	—	10,000
Proceeds from equity offering, net of costs	20,114	—
Tax payments from shares withheld upon vesting of restricted stock	(186)	(26)
Payment of contingent consideration liability	(2,500)	—
Proceeds from long-term debt	—	2,876
Repayments of notes payable and long-term debt	—	(3,922)
Other financing activities	—	2,106
Net cash provided by financing activities - continuing operations	17,962	11,034
Net cash provided by financing activities - discontinued operations	—	4,945
Net cash provided by financing activities	17,962	15,979
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(498)	618
Net increase in cash, cash equivalents and restricted cash	3,169	3,391
Cash, cash equivalents, and restricted cash, beginning of period	25,570	22,179
Cash, cash equivalents, and restricted cash, end of period	$28,739	$25,570

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information (Unaudited)

	2021					2020
	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$10,301	$2,168	$2,763	$2,061	$3,309	$12,581	$3,384	$2,543	$3,159	$3,495
Mobile Services (B)	23,788	5,680	5,772	6,356	5,980	26,889	7,338	6,400	6,461	6,690
Games (C)	24,094	5,554	5,797	6,144	6,599	28,592	6,879	7,611	7,465	6,637
Total net revenue	$58,183	$13,402	$14,332	$14,561	$15,888	$68,062	$17,601	$16,554	$17,085	$16,822

Net Revenue by Product
Consumer Media
- Software License (D)	$5,076	$854	$1,506	$841	$1,875	$5,957	$1,593	$642	$1,702	$2,020
- Subscription Services (E)	3,158	768	779	793	818	3,586	867	892	898	929
- Product Sales (F)	1,306	268	270	330	438	1,301	625	193	261	222
- Advertising & Other (G)	761	278	208	97	178	1,737	299	816	298	324

Mobile Services
- Software License (H)	6,397	1,616	1,459	1,931	1,391	5,110	2,376	931	972	831
- Subscription Services (I)	17,391	4,064	4,313	4,425	4,589	21,779	4,962	5,469	5,489	5,859

Games
- Subscription Services (J)	9,606	2,286	2,361	2,431	2,528	10,794	2,589	2,705	2,730	2,770
- Product Sales (K)	11,058	2,453	2,612	2,830	3,163	13,879	3,315	3,874	3,712	2,978
- Advertising & Other (L)	3,430	815	824	883	908	3,919	975	1,032	1,023	889

Total net revenue	$58,183	$13,402	$14,332	$14,561	$15,888	$68,062	$17,601	$16,554	$17,085	$16,822

Net Revenue by Geography
United States	$36,494	$8,126	$9,227	$9,209	$9,932	$43,704	$10,893	$11,855	$10,742	$10,214
Rest of world	21,689	5,276	5,105	5,352	5,956	24,358	6,708	4,699	6,343	6,608
Total net revenue	$58,183	$13,402	$14,332	$14,561	$15,888	$68,062	$17,601	$16,554	$17,085	$16,822

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our facial recognition platform, SAFR, and our integrated RealTimes platform.
(I) Subscription services revenue within Mobile Services includes revenue from our messaging products, including Metcalf intercarrier messaging services and Kontxt, as well as ringback tones and related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, as well as sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2021		2020	2021	2020
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$2,168	$2,763	$3,384	$10,301	$12,581
Cost of revenue	423	418	550	1,816	2,273
Gross profit	1,745	2,345	2,834	8,485	10,308

Gross margin	80%	85%	84%	82%	82%

Operating expenses	1,399	1,495	2,135	7,427	8,889
Operating income, a GAAP measure	$346	$850	$699	$1,058	$1,419
Depreciation and amortization	(15)	16	17	22	62

Contribution margin, a non-GAAP measure	$331	$866	$716	$1,080	$1,481

Mobile Services

Net revenue	$5,680	$5,772	$7,338	$23,788	$26,889
Cost of revenue	1,429	1,282	1,736	5,720	6,725
Gross profit	4,251	4,490	5,602	18,068	20,164

Gross margin	75%	78%	76%	76%	75%

Operating expenses	5,932	5,890	5,940	24,299	24,787
Operating loss, a GAAP measure	$(1,681)	$(1,400)	$(338)	$(6,231)	$(4,623)
Depreciation and amortization	78	80	130	321	418

Contribution margin, a non-GAAP measure	$(1,603)	$(1,320)	$(208)	$(5,910)	$(4,205)

Games

Net revenue	$5,554	$5,797	$6,879	$24,094	$28,592
Cost of revenue	1,521	1,414	1,744	6,192	7,451
Gross profit	4,033	4,383	5,135	17,902	21,141

Gross margin	73%	76%	75%	74%	74%

Operating expenses	4,672	4,844	4,885	19,463	19,936
Operating income (loss), a GAAP measure	$(639)	$(461)	$250	$(1,561)	$1,205
Depreciation and amortization	58	78	72	293	347

Contribution margin, a non-GAAP measure	$(581)	$(383)	$322	$(1,268)	$1,552

Corporate

Cost of revenue	$13	$5	$6	$28	$16
Gross profit	(13)	(5)	(6)	(28)	(16)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	538	5,443	(4,843)	14,111	3,009
Operating income (loss), a GAAP measure	$(551)	$(5,448)	$4,837	$(14,139)	$(3,025)
Other expense, net	(43)	46	(227)	62	(164)
Foreign currency (gain) loss	40	(47)	305	(22)	330
Depreciation and amortization	29	29	28	114	117
Fair value adjustments to contingent consideration liability	—	—	(8,400)	(1,040)	(8,600)
Restructuring and other charges	(1,777)	1,017	1,432	3,129	2,529
Stock-based compensation	435	2,518	327	4,224	1,420

Contribution margin, a non-GAAP measure	$(1,867)	$(1,885)	$(1,698)	$(7,672)	$(7,393)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2021		2020	2021	2020
	Q4	Q3	Q4	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net income (loss) from continuing operations	$(1,785)	$(7,668)	$5,972	$(21,492)	$(5,114)
Income tax expense (benefit)	346	6	(551)	479	55
Interest expense	22	27	8	168	20
Interest income	(7)	(7)	(7)	(34)	(38)
(Gain) loss on equity and other investments, net	(1,143)	1,229	(201)	4,927	(111)
Foreign currency (gain) loss	40	(47)	305	(22)	330
Depreciation and amortization	149	203	247	749	944
Fair value adjustments to contingent consideration liability	—	—	(8,400)	(1,040)	(8,600)
Gain on forgiveness of Paycheck Protection Program loan	—	—	—	(2,897)	—
Gain on deconsolidation of subsidiary	—	—	—	(1,961)	—
Restructuring and other charges	(1,777)	1,017	1,432	3,129	2,529
Stock-based compensation	435	2,518	327	4,224	1,420
Adjusted EBITDA, a non-GAAP measure	$(3,720)	$(2,722)	$(868)	$(13,770)	$(8,565)